EXHIBIT 10.7

         THIS LEASE made and entered into this 31st day of October, 1997, by and between THOMCO, Inc., a Kentucky Corporation of Louisville, Jefferson County, Kentucky, Party of the First Part, hereinafter referred to as "Lessor", and FIRST SECURITY BANK OF LEXINGTON, INC., a Kentucky banking Corporation, with its principal office at 400 East Main Street Lexington, Kentucky, 40507 Party of the Second Part, hereinafter referred to as "Lessee";

                                WITNESSETH THAT:

         For and in consideration of the money rental, terms and conditions hereinafter provided for and set forth, Lessor does hereby lease unto Lessee, and Lessee does hereby hire from Lessor, the following described property ("Leased Premises") situated in Lexington, Fayette County, Kentucky, to-wit:

            Beginning at a point in the easterly property line of Southview Drive, comer to Southland Subdivision, Unit 1; thence with the line of Southland Subdivision, Unit 1 S 430 09' E 175 feet to a point: thence at right angles with said line of Southland Subdivision Unit 1, in a northeasterly direction, 145 feet to a point in the southwesterly line of a 30 foot private roadway, thence with said line of said private roadway in a northwesterly direction to the aforesaid easterly property line of Southview Drive; thence with said easterly line of Southview Drive in a southwesterly direction to the point of the beginning known as 2100 Southview Drive (a/k/a 2100 Longview Drive) as shown on the atitached plan which is incorporated herein, including rights to all parking areas on the Leased Premises.

         1. The initial term of this lease shall be five years, beginning November 1, 1997. The Lessee shall be entitled to extensions of this lease consisting of three additional terms of (5) years each. The lease shall be automatically extended for the next five year term and thereafter, unless the Lessee has provided the Lessor with Ninety (901 days written notice prior to the termination of the then existing term of its intent not to extend the lease for another term. Each five-year term shall be on the same terms and conditions herein, except for the rental amount which shall be determined as set forth in Exhibit "A".

         2. Lessee shall pay to Lessor as money rental for said premises:

                  (a) During the initial five (5) years of the term, the rental shall be at an annual rate of Forty-Five Thousand Five Hundred Dollars ($45,500) payable, in advance, in twelve (12) equal monthly installments of Thirty-Seven Hundred Ninety-Two Dollars ($3,792.00) upon the first day of each and every month of said five years.

                  (b) During the first five (5) year extension of the term, said annual money rental shall be increased in accordance with the procedure in the Increased Rental Adjustments set forth in Exhibit "A", attached hereto and incorporated herein by reference, and paid in equal monthly installments as provided for during said first five (5) years.

                  (c) During the second five (5) year extension of the term, said annual money rental shall be increased in accordance with the procedure in the Increased Rental Adjustments set forth in Exhibit "A", attached hereto and incorporated herein by reference, and paid in equal monthly installments as is provided for during said first five (5) years.

                  (d) During the third five (5) year extension of the term, said annual money rental shall be increased in accordance with the procedure in the Increased Rental Adjustments set forth in Exhibit "A", attached hereto and incorporated herein by reference, said paid in equal monthly installments as is provided for during said first five (5) years.

         3. Lessee shall use the Leased Premises for its banking and related purposes; and shall not assign the lease or sublet the Premises, in whole or in part, without the written consent of Lessor, which consent shall not be unreasonably withheld. In any event it shall be a condition of any such assignment or subleasing that Lessee shall remain personally liable for the full performance of all the terms and conditions thereof. This restriction on assignability and continued liability shall not include any assignment to any bank holding company of which said bank is a wholly-owned subsidiary which assignment is expressly permitted.

         4. Lessee, at its expense, may:

                  (a) make such alterations to the interior of the building upon the Leased Premises as may be reasonably necessary for its banking business-, provided, that no such alterations shall in any way affect the structural integrity of the building;

                  (b) erect and maintain on the Leased Premises signs reasonably necessary for its banking and related business;

                  (c) install such fixtures and equipment as may be necessary for the conduct of banking and related business;

                  (d) all mechanical equipment including, without limitation, heating and air conditioning units, shall be repaired and maintained by Lessee at its expense; unless such mechanical equipment is determined to be unrepairable as provided in section 4(e) herein;

                  (e) said repairs and maintenance shall be executed by a mechanical contractor acceptable to both Lessor and Lessee. The units shall be serviced no less than twice per year and all filters shall be changed by Lessee no less than four times per year and Lessee shall be responsible for maintaining the record of all such servicing. Should the designated mechanical contractor declare a piece of equipment unrepairable and in need of replacement the Lessor shall fund the cost of the replacement provided that all acts of Lessee taken pursuant to this paragraph shall comply with all applicable building, zoning and other regulations and codes:

         Upon the termination of this lease, Lessee, if it has complied with all of its obligations under this lease, may remove said signs, fixtures and equipment, and upon request of Lessor, shall at its expense, remove all or any part of same, and shall restore the Leased Premises to the condition which same were in prior to the installation or making of any such signs, fixtures, equipment or alterations, ordinary wear and tear excepted.

         5. Lessee shall, at its expense:

                  (a) Keep the Leased Premises and all improvements thereon in good and sightly condition and perform all routine maintenance and repairs thereon except: roof, gutters, downspouts, exterior paint, blacktop and relining of blacktopped areas, structural portions of the building and exterior surfaces of the building, interior repair and maintenance of items not considered routine maintenance (including, but not limited to, burst water pipes or major electrical problems) which are not the result of Lessee's negligence, all of which shall be the responsibility and expense of the Lessor. Lessee specifically agrees to be responsible for ice and snow removal and plate glass doors and all windows.

                  (b) Cut the grass and install, maintain and replace, as necessary, all planting upon the demised premises.

                  (c) Pay all utilities and landfill user fees for the Leased Premises as a result of its occupancy under this lease.

                  (d) During the term of this lease or any extension or extensions thereof, pay all real estate ad valorem taxes levied against the Leased Premises and any improvements and personalty thereon.

                  (e) (1) Casualty Insurance. Lessor shall carry a policy of fire and extended coverage insurance from a company acceptable to both Lessor and Lessee which insures the Building, including the Leased Premises, against loss or damages by fire or other casualty provided, however, that Lessor shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property or trade fixtures of Lessee or any additional improvements which Lessee may construct on the Leased Premises. Lessor shall pay all of the yearly premiums due upon said policy, and Lessee shall reimburse Lessor for the yearly premiums. Lessor waives all rights of subrogation under any such coverage. Any such policies shall provide that they may not be canceled or otherwise terminated on less than thirty (30) days prior written notice to Lessee. Lessor shall furnish Lessee with a copy of all Certificates of insurance evidencing such coverage.

                  (e) (2) Lessee's Insurance. Lessee, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the term of this Lease carry, at its own expense, for the protection of Lessee and Lessor, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Lessor (such acceptance not to be unreasonably withheld), with the following minimum coverages:

         A.       Workers Compensation      - -      Minimum statutory amount
         B.       Comprehensive General     - -      Not less than $1,000,000
                  Liability Insurance                Combined single limit for
                  including Blanket                  both bodily injury and
                  Contractual Liability              property damage
                  Broad Form Property

                  Damage, Personal Injury,
                  Fire Damage

 Such insurance policy or policies shall name Lessor as an additional insured, as its interest may appear, and shall provide that they may not be canceled or otherwise terminated on less than thirty (30) days prior written notice to Lessor. Lessee shall furnish Lessor with a copy of all Certificates of insurance evidencing such coverages.

        6. Other Lessee Obligations

                  (a) Should Lessee terminate this lease, Lessor may upon written request of Lessor, made by certified mail, return receipt requested, at least thirty (30) days prior to the termination of this lease, or the lease as extended, that Lessee, at its expense, completely remove the vault, including, without limitation, all walls and any elevated floor thereof, in such manner as not to in any way reasonably interfere with the future use or usability of said building, and shall perform any repairs to the building necessitated by, such removal to the reasonable satisfaction of Lessor ordinary wear and tear excepted, all to be completed not later than 30 days following the termination date of this lease or any extended term hereof, but Lessee shall not be required to perform any removal or restoration to a condition which did not exist at the time this lease was executed and shall be restored to a condition reasonably similar to that shown in photographs attached hereto as Exhibit B. All Lessee's personalty, including the vault door and the vent and safety deposit boxes shall be, and remain the property of Lessee, and may be removed by it upon any such termination of this lease, provided Lessee has performed all of its obligations hereunder.

                  (b) Lessee shall indemnify and hold Lessor harmless from any and all claims of any kind and type, not due to the acts or negligence of Lessor, or its agents, servants or employees, arising out of, or in any way connected with, the use or occupancy by Lessee of the Leased Premises, together with all costs, fees and expenses which may be reasonably incurred by Lessor as a result thereof.

                  (c) Lessee will not permit any labor or materialman's lien or any other kind or type of hen or claim, arising out of or in any manner connected with Lessee's use or occupancy of the Leased Premises, to be asserted against the Leased Premises or any improvements thereon; and should any such hen or claim, be so asserted, Lessee shall satisfy and effect the discharge and removal of same as expeditiously as possible; Provided, however, that should Lessee, in good faith desire to contest any such hen or claim it may do so, provided that all proper steps to so contest same are promptly initiated and prosecuted to conclusion by Lessee; and that the provisions of this subparagraph shall in no way be so construed to reduce or affect Lessee's obligations to Lessor under this lease.

                  (d) Lessee will not permit the unreasonable obstruction of any public streets, sidewalks or entry ways adjacent to the Leased Premises nor any lawful rights of ingress or egress which may exist by operation of law and for which Lessee has actual notice.

                  (e) If requested by Lessor, by certified mail, return requested, at least thirty (30) days prior to the termination of this lease, or the lease as extended, Lessee, at its expense, shall remove the drive-in islands and black-top area to a level with the adjoining black-top to be completed not later than 30 days following the termination date of this lease, or any extended term hereof, but shall not be required to perform any removal or restoration to a condition which did not exist at the time this lease was executed.

        7.1 Casualty

                  (a) In the event the Leased Premises is damaged by fire, explosion or any other casualty which cannot be restored by Lessor to its original condition within ninety (90) days from the date of such casualty, or if the Leased Premises are totally destroyed by such casualty, then both the Lessee and the Lessor have the right to terminate this Lease upon written notice to the other party within thirty (30) days of the date of such casualty.

                  (b) If neither party elects to so terminate, Lessor shall, within forty-five (45) days of the date of the casualty, commence actual construction and restoration of the Leased Premises to its original condition and proceed with due diligence until completed. Any changes in the restoration required by Lessee which increases the cost of the restoration shall be paid for by the Lessee. During such restoration, Lessor shall keep the parking areas free and clear of debris and materials and vehicles.

                  (c) If neither party has elected to terminate and Lessor for any reason fails to commence the actual construction and restoration within forty-five (45) days after the date of written notice from Lessee of the casualty, or commences within such time period but fails to complete the actual construction and restoration within forty-five(45) days after such commencement, then Lessee shall have the right, but not the obligation, to: (1) perform the restoration at the sole cost and expense of Lessor in which event the insurance proceeds shall be either paid to Lessee from any escrow or otherwise reimbursed by Lessor to Lessee, and in addition thereto, Lessor shall reimburse Lessee for any cost or expense incurred in excess of the insurance proceeds to complete the restoration and if Lessor fails to promptly reimburse Lessee then Lessee shall be entitled to exercise the remedies set forth in this Lease; (2) seek specific performance to require Lessor to commence and diligently complete their restoration; (3) terminate this Lease upon thirty (30) days written notice to Lessor without waiving Lessee's right to damages for Lessor's failure to perform. The rights granted herein shall be in furtherance, and not in limitation, of all other rights of Lessee under the Lease or at law or in equity; or (d) in the event the Leased Premises are damaged in excess of fifty percent (50%) of replacement cost (excluding excavation and foundation) during the last two (2) years of the Term of the Lease, Lessor or Lessee may elect to terminate this Lease upon written notice to the other within thirty (30) days of the date of the casualty; provided, however, if Lessor notifies Lessee that it intends to terminate this Lease under this Section, but Lessee does not desire to do so and elects to exercise an unexercised option to renew this lease by giving Written notice to Lessor of such election within such thirty (30) day period, then Lessor shall have no right to terminate this Lease under this Section and shall promptly commence and diligently complete the restoration.

                  (d) If the casualty, repairing, or rebuilding shall render the Leased Premises untenantable, or in a condition which renders the Leased
Premises inaccessible by Lessee's customers, in whole or in part, then a proportionate abatement of the rent shall be allowed from the date when the damage occurred until the date Lessor completes its work, said proportion to be computed on the basis of the relation which the gross square foot area of the space rendered untenantable bears to the floor space of the Leased Premises. If Lessor is required or elects to repair the Leased Premises as herein provided, Lessee shall replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment.

 7.2 Damage. Lessee agrees that Lessor and its building manager and their officers and employees shall not be liable to Lessee for any damages to or loss of personal property located in the Lea-zed Premises or for injuries to persons unless such damages, loss, or injury is the result of the negligence or willful act of Lessor, its building manager, or employees, contractors, invitees or agents.

 8.1 Should Lessee fail to obtain and pay for any insurance or taxes provided for herein or to perform any of its other obligations hereunder, Lessor, at its option, may pay for same or perform any such other obligations, and any sums so expended by Lessor shall bear interest at the rate of two percent (2%) in excess of the prime rate as reported from time to time in the Wall Street Journal from the date of such payment, shall forthwith be due by Les ' see to Lessor and may be collected by Lessor in the same manner as is provided for herein and by the statutes of the State of Kentucky for the collection of rental. This paragraph, and the exercise of, or the failure of Lessor to exercise, the option retained by it herein, at any time or times, shall in no way affect the rights of Lessor under any other provisions of this lease or under any applicable law or laws.

 8.2 Should (a) Lessee be in arrears in the payment of any installment of rental provided for herein for a period of thirty (30) days, or (b) should Lessee be in default of the payment or performance of any of its other obligations hereunder and so remain in default for a period of sixty (60) days after written notice from Lessor of such default, then Lessor, at its option, may terminate this lease and enter upon the premises after proper judicial process without waiving any other rights which it may have for the recovery of rent, enforcement of such other obligations or covenants, or repossession of the premises, together with any damages occasioned by any such breach or default for sixty days within the meaning of this paragraph unless the default to be remedied is one which, by the nature thereof, would require more than sixty days to correct, and Lessee shall in good faith commence such correction upon the receipt of said notice and proceed thereafter to correct same as expeditiously as possible.

 9. Lessor's Default. Lessor shall be in default of this Lease if Lessor fails to perform any material obligation, term or condition of this Lease, for more than 60 days after receipt of the wTitten notice of default (such notice to be sent to Lessor by certified mail, return receipt requested), unless such default or failure to perform renders the Leased Premises untenantable or inaccessible to Lessee's customers or employees, in which case the period of time to remedy su ch default or failure to perform shall be 30 days after receipt of written notice.

 10. 1 Condemnation . If the Leased Premises or any par-t thereof shall be acquired by any authority having power of eminent domain, whether directly pursuant to such power or under threat of use of such power, Lessee may terminate this Lease at any time after the date when notice of condemnation is first given to either the Lessor or the Lessee by the acquiring authority. All proceeds and damages resulting from such acquisition shall belong to and be the property of Lessor except such proceeds and damages which are attributable to the value of Lessee's leasehold improvements. Lessee shall have no claim against Lessor by reason of such acquisition or termination, and shall not have any claim or right to any portion or damages paid to Lessor as result of such acquisition except as provided in this Lease. Provided, that Lessee shall have its right to claim and recover from such acquiring authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in its own right on account of any and all damages to Lessee's business by reason of such acquisition, business interruption or displacement.

 10.2 Payment to Lessee. Notwithstanding the foregoing, if this Lease shall terminate pursuant to Section 10. 1 above, Lessor agrees to pay Lessee an amount calculated as follows:

         (1) Lessor shall pay Lessee that portion of the condemnation proceeds attributable to the "value of Lessee's leasehold improvements", and

         (2) Lessor shall be entitled to receive and retain as its own property the remaining condemnation proceeds.

 To determine the value of Lessee's leasehold improvements, Lessor and Lessee shall each select a real estate appraiser who is a duly qualified member of the American Institute of Real Estate Appraisers (or of comparable qualification) and such appraisers shall determine the fair market value of the property (including the Leased Premises) so condemned or taken, which appraisal is referred to herein as "land and improvements appraisal." Such appraiser shall then determine the fair market value of the improvements (other than trade fixtures and personal property which Lessee may remove from the Leased Premises) Lessee has made to the Leased Premises, which appraisal is referred to herein as "Lessee's improvements appraisal." If the two appraisers so appointed cannot agree, they shall select a third appraiser similarly qualified, and the decision of the majority shall constitute the decision of the appraisers.

 10.3 Rent Abatement. Upon any such condemnation or taking referred to herein if the Lease continues in force as to any part of the Leased Premises, the Lessee's rent shall be diminished by an amount proportionate to the part of the Leased Premises which may be so condemned or taken. Lessor shall, at its expense, proceed with reasonable diligence to repair, alter, and restore the remaining part of the Leased Premises to its former condition to the extent that the same may be feasible.

 11. Except as Provided in this lease, this lease may not be terminated by Lessee, by any action of its own; and no surrender of the Leased Premises prior to the termination of the lease shall be a valid termination thereof unless accepted in writing by Lessor.

 12. Lessor hereby covenants that subject to any rights arising from paragraph 6(d) above, it will (a) keep Lessee in peaceable possession of the Leased Premises throughout the term hereof, (including but not limited to , the prevention and discharge of any claims or hens arising from Lessor's use, occupancy or ownership of the Leased Premises), in accordance with the provisions hereof, so long as Lessee shall pay the money rental provided for and shall perform all of its covenants, conditions and obligations hereunder; (b) maintain, repair and keep in a safe condition the portion of the Leased Premises referred to in paragraph 5(a) as being the Lessor's responsibility, and (c) be responsible for remedying any toxic, hazardous or environmentally harmful condition which existed on the Leased Premises as of the date this lease was executed. Upon the termination of this lease, for any reason, Lessee shall return the leased premises, including said building and other improvements thereon, to Lessor in the condition which same were when received by Lessee, ordinary wear and tear and Acts of God excepted; except that Lessee shall not be required to return the Leased Premises to a condition which did not exist at the time this lease was executed; provided, however, that the provisions of this paragraph shall in no way alter, change or modify any of the other obligations or liabilities of Lessee under this lease. Lessor shall not be obligated to police any parking or traffic areas provided on the Leased Premises, or to see that same is used only by Lessee's customers or personnel.

 13.1 Bankruptcy Clause

         "In the event that the bank is closed or is taken over by the banking authority of the State of Kentucky or other bank supervisory authority, at the option of the receiver or other legal representative of the bank, the maximum claim of the lessor for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired lease shall in no event be in an amount exceeding the rent reserved by the lease, without acceleration, for 't-be year next succeeding the date of the surrender of the premises to the landlord or the date of re-entry of the landlord, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration, up to such date."

 13.2 Default Clause

         "In the event that Lessee commits an act of default as defined in this lease, the Lessor will promptly notify the Department of Financial Institutions and the Division of Bank Supervision of the Federal Deposit Insurance Corporation of such default and, further, the Lessor will allow either bank supervisory authority the right to rectify said default."

 14. Any repairs or other work to be performed by Lessee upon the termination of this lease, or any extended term hereof, for which any time is not specifically provided for in other paragraphs of this lease, shall be performed and completed as expeditiously as possible, to the reasonable satisfaction of Lessor, but in no event later than 30 days following the termination date of this lease, or any extended term hereof.

 15. Lessor, or its agent, shall have the right to enter upon the Leased Premises at any and all reasonable times, and with reasonable notice, without interrupting normal business of the Lessee, for the purpose of inspecting same and determining whether or not the provisions of this lease are being complied with.

 16. All notices or demand provided for, which may be given or made, under the provisions of this lease shall be addressed and sent, by registered mail, to the parties at the following addresses, which may from time to time be changed by either party giving to the other written notice of such change:

         To Lessor:                                  To Lessee:
         ----------                                  ----------
         Tyler Thomas                       Attn:  Chief Executive Officer
         THOMCO INC.                        First Security Bank of Lexington
         P.O. Box 7746                      2100 Southview Drive
         Louisville, KY 40257-0746          Lexington, Kentucky 40503
         Phone:  (502) 897-9932             Copy to:  Chief Executive Officer
                                            First Security Bank of Lexington
                                            400 East Main Street
                                            Lexington, Kentucky 40507

 The money rental provided for herein shall also be paid by Lessee to Lessor at the above address.

 17. Should Lessor, at any time during the term of this lease or any renewals thereof, desire to sell the Leased Premises, Lessee shall be offered the property first and allowed thirty (30) days to negotiate a sale. Lessor shall establish a bona fide selling price for the Leased Premises, and Lessee and Lessor will negotiate in good faith in an attempt to consummate a sale and purchase. if a sale contract is not successfully concluded in this thirty day period, Lessor is then free to market the property to others.

 18. Lessor reserves the right to sell the leased Premises subject to this lease; to mortgage the Leased Premises and the right to assign any and all rentals accruing under this lease, as security for, or for the payment of any mortgage indebtedness, which it might incur on said Leased Premises; provided that this paragraph shall not be construed as subordinating this lease to the lien of any such mortgage; and Lessee agrees to accept and honor any such assignment if the new Lessor agrees to be obligated to Lessee under the terms of this Lease.

 19. Upon the commencement of this lease, Lessor shall have the heating, cooling and plumbing equipment inspected and in good working order.

 20. Lessor agrees to provide Lessee a cash fit-up allowance of $10,780.00. Said monies are to be paid by Lessor to Lessee upon completion of work which shall be the responsibility of the Lessee. After completion of all work, the Leased Premises shall meet all State and local codes and ADA code for existing buildings.

 21 Lessor represents the following as of the date of execution of this lease:

         (a) The Leased Premises meet all requirements of the Americans With Disabilities Act, as amended;

         (b) To Lessor's best knowledge, no toxic, hazardous or environmentally harmful materials or substances are, or have been used, stored, discharged, dispersed, released, treated, generated or disposed of, in or on the leased premises and that the Leased Premises are free from asbestos or asbestos containing materials; and there are no underground storage tanks or polychiorinated biphenyls in or on the Leased Premises; and there is no claims, investigation, order, agreement, litigation or settlement of any kind (including those proposed, anticipated, threatened or in existence) with respect to the Leased Premises.

         (c) The Leased Premises are subject to a B- 1 zone and that Lessee is, and shall be, entitled to use all of the sign types and sizes available to the leased premises under the B- I zone. Lessor agrees to cooperate in any effort by Lessee to obtain variances, conditional uses, administrative appeals and other zoning related matters (except a re-zoning) for the leased premises.

         (d) The Leased Premises are fully served by all utilities and public ways.

 22. For real estate commissions that are to be paid by the Lessor, see
Exhibit C.

 23. Failure of Lessor to exercise any rights which it may have hereunder, at any time or times, shall not affect their right to exercise same at any subsequent time or times.

 24. Should either Lessor or Lessee desire to place this lease of public record, same shall be done by the recording or a short memorandum hereof; and each of said parties agree that it will execute such a memorandum lease in proper form for recording, if requested to do so by the other. The costs of the memorandum lease and recording thereof shall be borne by the requesting party.

 25. The provisions of this lease shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

 IN WITNESS WHEREOF, Lessor has hereunto set their hands, and Lessee has hereunto caused its corporate name to be subscribed by its proper officers thereunto duly authorized; this the day and year first above written.

                                       THOMCO, INC. ("Lessor")

                                       By:/s/ Tyler Thomas

                                       Title: President THOMCO INC.

                                       Date:  October 31, 1997

                                       FIRST SECURITY BANK OF LEXINGTON, INC.
                                       ("Lessee")

                                       By:/s/ Julian E. Beard

                                       Title: Chairman and President

                                       Date:  October 31, 1997

ATTEST:

------------------------------

                                                                       EXHIBIT A

                          INCREASED RENTAL ADJUSTMENTS

 The minimum rent shall be subject to adjustment for increases in the Consumer Price Index for all Urban Consumers (CPI-U), U.S. City Average, 1982-84+100 hereinafter called CPI, as released by the Southeastern Regional Office of the Bureau of Labor Statistics in Atlanta, Georgia.

 Using this information, the rental figure of the Urban Consumer Price Index as of the third month prior to the first month of the original lease shall be inserted. This figure would represent the denominator and the numerator would be the rental figure of the Urban Consumer Price as of the third month prior to the first month of the new lease terms. This ratio multiplied by the original lease amount will become the new yearly rent which will then be divided into twelve monthly payments. However, at no time is the rent to be lower than the original rental figure.

         FORMULA:

                  New Index Figure

                  Old Index Figure X Original Rental Figure - New Rental Figure

 By way of example the following hypothetical calculation is provided:

 If the monthly Original Rental Figure in September of 1992 was $3,335 and the Old Index Figure was 141.8 and the New Index Figure was 161.2 then the monthly New Rental Figure is $3,792.

         161.2    X  $3,335 = $3,792
         -----
         141.8

                                    EXHIBIT B

                                  [PHOTOGRAPHS]

                                    EXHIBIT C

                             REAL ESTATE COMMISSIONS

 Lessor agrees that certain real estate commissions are and could be due Paul Semonin Realtors and Sam Bennett/Sam Bennett Realtor. These two will share any 6% commissions 50/50 for 3% each and hereinafter will be referred to as "Brokers". Said commission to be paid by Lessor.

     1. Lessor agrees to pay Brokers six percent (6%) of any option monies. Lessor will pay them as the option payments are received.

     2. Should there ever be a sale of this property from Lessor to Lessee or any agent or representative of Lessee, the Lessor shall pay the above-stated real estate companies a sales commission of six percent (6%) of the sale price.

     3. Lessor agrees to pay Brokers a one time leasing fee of six percent (6%) of the total rents to be collected over the initial five (5) year lease term. This fee is due and payable upon full execution of the lease and payment of first month's rent. This total amount would be $3,792 X 60 months = $227,520 X 6% = $13,651.20. In the event that any of the option monies are converted into rent, this amount will be so credited.